EXHIBIT 10.27

                        DEVELOPMENT AND SUPPLY AGREEMENT


         THIS DEVELOPMENT AND SUPPLY AGREEMENT (the "Agreement") is made this 13th day of May, 2002, by and between METRO MACHINE CORP., a Virginia corporation ("Metro"); and ULTRASTRIP SYSTEMS, INC., a Florida corporation.

                                    RECITALS:

         A. Metro is developing an advanced, state-of-the-art ship enclosure, paint removal, and coating system which will include, without limitation, the use of the Metro SPEEDE drydock and the Metro CAPE system as currently being developed by Metro (collectively, the "Metro Ship Coating System").

         B. Upon completion of development of the Metro Ship Coating System, Metro intends to use the Metro Ship Coating System in its shipyard located in Norfolk, Virginia and to market and sell the Metro Ship Coating System to other shipyards and ship repair companies.

         C. Ultrastrip has developed and is continuing to develop prototype, robot operated, high pressure, water based, paint removal equipment for use in ship paint removal operations, which equipment employs 55,000 psi, 4 gpm technology (collectively, the "Ultrastrip Paint Removal Equipment").

         D. Metro desires to purchase from Ultrastrip a prototype paint removal system which will consist of two (2) robots and supporting Ultrastrip Paint Removal Equipment (collectively, the "Ultrastrip Paint Removal System") for integration with the Metro Ship Coating System and, in connection therewith, to further develop, evaluate, refine, and test the prototype of the Ultrastrip Paint Removal System.

         E. Upon completion of development of the Ultrastrip Paint Removal System and the integration of the Ultrastrip Paint Removal System with the Metro Ship Coating System, Metro intends to use the prototype of the Ultrastrip Paint Removal System in its shipyard and to market and sell the Ultrastrip Paint Removal System as part of the Metro Ship Coating System.

         F. Metro and Ultrastrip desire to set forth in this Agreement their agreements and understandings concerning the purchase by Metro of a prototype of the Ultrastrip Paint Removal System, the further development, evaluation, refinement, and testing of the Ultrastrip Paint Removal System, the integration of the Ultrastrip Paint Removal System with the Metro Ship Coating System, and the subsequent marketing and sale of the Ultrastrip Paint Removal System in connection with the marketing and sale of the Metro Ship Coating System.

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                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the purchase price for the Prototype System to be paid by Metro to Ultrastrip, and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, Metro and Ultrastrip hereby agree as follows.

         1.       Definitions:

                  (a) CAPE System. The environmentally compliant, proprietary, encapsulating and processing system under development by Metro for the coating of ship hulls.

                  (b) "develop", "developed" or "development". The cumulative process of the development, design, redesign, fabrication, manufacture, installation, analysis, testing, evaluation, and/or refinement of any component, equipment or system pursuant to the plans and specifications for such component, equipment or system in order to meet or exceed the product requirements for such component, equipment, or system.

                  (c) Final Plans and Specifications. The final plans and specifications for the Ultrastrip Paint Removal System incorporating all changes in the system based on the operation of the Prototype System and as accepted and approved by Ultrastrip.

                  (d) Firewall Agreement. An agreement between Metro and Ultrastrip providing to each party through its independent certified public accountants protected access to confidential financial information of the other party.

                  (e) Improvements. Any changes, enhancements, improvements, modifications or refinements made to the Ultrastrip Paint Removal Equipment as a result of the independent development efforts of Ultrastrip and any changes, enhancements, improvements, modifications or refinements made to the Ultrastrip Paint Removal System based on or arising from the development and performance of the Prototype System.

                  (f)      Metro. Metro Machine Corp., a Virginia corporation.

                  (g) Metro Proprietary Information. All Proprietary Information owned or possessed by Metro.

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                  (h)      Metro Ship Coating System. The integrated system
                           developed by Metro for the enclosure, paint removal, and coating of ships using Metro Proprietary Information including, without limitation, the SPEEDE drydock and the CAPE system.

                  (i) Pre-Operational Testing. (i) Electrical cold check of all electrical components, equipment, and subsystems of the Prototype System, (ii) rotational checks of all motors, (iii) hydrostatic tests of all pipes and pressure vessels of the Prototype System, (iv) flushing of all pipes and pressure vessels of the Prototype System, and (v) measurement and adjustment of the mechanical alignment of all components, equipment of the Prototype System and subsystems of the Prototype System.

                  (j) Proprietary Information. All confidential and proprietary information, trade secrets, documents, processes, systems, "know how", expertise, and business and industrial practices owned or possessed by a person in connection with such person's business and affairs, in whatever medium, including, without limitation, designs and drawings of such person's products; manuals, and the information contained therein; such person's methods and systems; names and addresses of such person's suppliers; prices charged and paid by such person; such person's technical memoranda and data, research reports, manuals and memoranda; comparative analyses of competitive products; services and operating procedures of such person; and any information, data or documents which such person designates as trade secrets or as confidential, whether or not any of the foregoing qualify as "trade secrets" under applicable law. Notwithstanding the foregoing, Proprietary Information shall not include information which is or becomes generally known to the public other than through disclosure in violation of the provisions concerning confidentiality set forth in Paragraph 9 of this Agreement.

                  (k) Prototype System. The prototype of the Ultrastrip Paint Removal System, consisting of two (2) robots and all required supporting Ultrastrip Paint Removal Equipment employing 55,000 psi and 4 gpm water-based, paint removal technology, as developed and continuing to be developed exclusively by Ultrastrip and which Metro intends to integrate with Metro systems and technology as a part of the Metro Ship Coating System.

                  (l) SPEEDE Drydock. The SPEEDE Drydock under development by Metro which will enable Metro to be world competitive in cost, schedule, and quality of performance in the coating of ship hulls while meeting all environmental laws and regulations.

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                  (m)      Ultrastrip. Ultrastrip Systems, Inc., a Florida
                           corporation.

                  (n) Ultrastrip Paint Removal Equipment. The robot operated, high pressure, water based, paint removal equipment using 55,000 psi, 4 gpm technology as developed and continuing to be developed by Ultrastrip for use in ship paint removal operations.

                  (o) Ultrastrip Paint Removal System. A paint removal system using two (2) Ultrastrip robots and all required supporting Ultrastrip Paint Removal Equipment as developed and continuing to be developed by Ultrastrip for use in ship exterior hull paint removal operations.

                  (p) Ultrastrip Proprietary Information. All Proprietary Information owned or possessed by Ultrastrip.

         2.       Parties:

                  (a)      Metro Machine Corp. ("Metro")

                  (b)      Ultrastrip Systems, Inc. ("Ultrastrip")

         3.       Purpose:

                  (a) The purpose of this Agreement is to set forth the respective duties and obligations of Metro and Ultrastrip in connection with the development of the Prototype System to be integrated as part of the Metro Ship Coating System.

                  (b) During the term of this Agreement, Ultrastrip shall have the following duties and obligations: (i) fabricate, manufacture, and deliver to Metro one (1) Prototype System for evaluation and testing by Metro including, but not limited to, testing of the feasibility of integrating the Prototype System with the Metro Ship Coating System; (ii) improve the design, plans, specifications, and method of fabrication for the Ultrastrip Paint Removal System based on the performance of the Prototype System for use in connection with the Metro Ship Coating System;
                           (iii) incorporate technical advances and Improvements in the Ultrastrip Paint Removal Equipment and the Ultrastrip Paint Removal System into the Prototype System; and (iv) fabricate and manufacture the Ultrastrip Paint Removal System pursuant to the Final Plans and Specifications based on the performance of the Prototype System for marketing and sale to customers for the Metro Ship Coating System including the Ultrastrip Paint Removal System and the Ultrastrip Paint Removal System without the Metro Ship Coating System.

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                  (c)      During the term of this Agreement, Ultrastrip shall
                           incorporate Improvements that arise from the independent development of the Ultrastrip Paint Removal Equipment by Ultrastrip into the Prototype System as part of the technical service and support to be provided by Ultrastrip to Metro pursuant to Paragraph 7 of this Agreement. If Metro requests that Ultrastrip modify or redesign the Prototype System or incorporate Improvements proposed by Metro as a result of the operation and performance of the Prototype System, such request for modification or redesign or incorporation of Improvements shall be handled as a change order under this Agreement, and shall be subject to the negotiation by Metro and Ultrastrip of a mutually satisfactory amendment to this Agreement covering price, time of performance, and other matters.

                  (d) In connection with the development of the Prototype System, Metro agrees to make available to Ultrastrip personnel facilities at its shipyard located in Norfolk, Virginia and to provide general assistance to Ultrastrip personnel in connection with the development of the Prototype System. In the event that Metro personnel become aware of any potential improvements in the design or fabrication of the Ultrastrip Paint Removal Equipment or the Prototype System, Metro shall provide information about such potential improvements to Ultrastrip. Metro shall provide any such information without charge to Ultrastrip and without compensation to Metro in further consideration of the performance by Ultrastrip of its duties and obligations under the Agreement. Any such Improvements shall become, be, and remain the sole property of Ultrastrip; provided, however, that Metro shall own the Improvements (but not the intellectual property rights relating thereto) that are incorporated directly in the Prototype System purchased by Metro from Ultrastrip pursuant to the provisions of this Agreement.

         4.       Term: The term of the Agreement will be a period of sixteen
                  (16) years, beginning May 1, 2002.

         5.       Schedule of Performance:

                  (a) Ultrastrip will deliver the Prototype System to Metro at its shipyard located in Norfolk, Virginia on or before July 15, 2002.

                  (b) All Pre-Operational Testing of the Prototype System will be completed, and all adjustments to the Prototype System made, on or before August 15, 2002.

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                  (c)      Ultrastrip acknowledges and agrees that time is of
                           the essence with respect to the performance of its duties and obligations under Paragraph 5(b) above.

         6.       Price:

                  (a) The price for the Prototype System is Two Million Dollars ($2,000,000). The purchase price for the Prototype System is payable by Metro to Ultrastrip as follows.

                  (b) Upon the execution of the Agreement by Metro and Ultrastrip, Metro will pay to Ultrastrip a down payment against the purchase price in the amount of Five Hundred Thousand Dollars ($500,000). The balance of the purchase price, less retainage in the amount of ten (10) percent of the purchase price, will be payable by Metro to Ultrastrip on the date of delivery of the Prototype System to Metro at its shipyard located in Norfolk, Virginia and the acceptance by Metro of the Prototype System. Acceptance of the Prototype System shall be deemed to have occurred on the date when all components, equipment, and subsystems comprising the Prototype System have been delivered by Ultrastrip to Metro at its shipyard located in Norfolk, Virginia in working order. The components, equipment, and subsystems that comprise the Prototype System are identified and listed on EXHIBIT A attached to this Agreement and hereby made a part hereof but also include any and all other components, equipment, and subsystems necessary to enable the Prototype System to perform its intended function as designed by Ultrastrip, even if such other components, equipment, and subsystems are not listed on EXHIBIT A.

                  (c) Metro will pay one-half of the retainage to Ultrastrip upon the completion to Metro's reasonable satisfaction of Pre-Operational Testing for the first robot that comprises part of the Prototype System and the other one-half of the retainage upon the completion to Metro's reasonable satisfaction of the Pre-Operational Testing for the second robot that comprises part of the Prototype System. Metro and Ultrastrip shall establish by mutual agreement reasonable protocols and test parameters and objectives for the Pre-Operational Testing.

                  (d) Upon payment of the purchase price for the Prototype System, Metro will own the Prototype System and will have the right to use and market the Prototype System as provided in this Agreement; provided, however, that Ultrastrip shall continue to own all intellectual property relating to the Ultrastrip Paint Removal Equipment and the Ultrastrip Paint Removal System as provided in Paragraph 10 of this Agreement.

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         7.       Technical and Logistics Support and Service:

                  (a) During the term of this Agreement, Ultrastrip shall provide technical and logistics assistance, support, and service in connection with the development of the Prototype System for use in connection with the Metro Ship Coating System and the operation and use by Metro of the Prototype System thereafter. Such technical and logistics assistance, support, and service shall include, without limitation, (i) training of Metro personnel in the operation of the Prototype System, (ii) testing of the components, equipment, and subsystems of the Prototype System,
                           (iii) collection of test results and evaluation of test data of the Prototype System, (iv) performing maintenance on and repairs to the Prototype System,
                           (v) providing and installing spare parts for the Prototype System, (vi) incorporating into the Prototype System Improvements in the Ultrastrip Paint Removal Equipment or the Ultrastrip Paint Removal System resulting or arising from independent testing by Ultrastrip and ongoing product development by Ultrastrip, (vii) upon execution of a written change order, incorporating into the Prototype System Improvements requested by Metro as a resulting of the further development of the Prototype System in connection with the integration of the Prototype System in the Metro Ship Coating System; and (viii) redesign and modification services, if and when necessary, as set forth in Paragraph 7(d) below.

                  (b) Metro will pay compensation to Ultrastrip for the provision of technical and logistics assistance, support, and service as follows. (i) During the period of time from the date of this Agreement through September 30, 2003, Metro will pay to Ultrastrip an amount equal to the direct costs incurred by Ultrastrip, plus an amount that is equal to twenty-five percent (25%) of such direct costs to cover Ultrastrip's general and administrative expense, for all such technical and logistics assistance, support, and service provided by Ultrastrip to Metro during such period. (ii) Beginning on October 1, 2003, and thereafter during the term of this Agreement, Metro will pay to Ultrastrip compensation for the provision of technical and logistics assistance, support, and service at a rate equal to the rate that Ultrastrip charges to its best customers for similar technical and logistics assistance, support and service. For all such technical and logistics assistance, support, and service (including redesign and modification services when and if necessary as provided in Paragraph 7(d) below), Ultrastrip will provide Metro with an invoice, in form and detail reasonably satisfactory to Metro, for such technical and logistics assistance, support, and service provided during the preceding calendar month, and Metro will pay to Ultrastrip the amount of such invoice within thirty (30) days of receipt by Metro.

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                  (c)      Ultrastrip acknowledges and agrees that Ultrastrip's
                           direct costs shall be subject to review by Metro's independent certified public accountants pursuant to the provisions of a Firewall Agreement between Metro and Ultrastrip. The provisions of this paragraph shall only be applicable to Ultrastrip's direct costs incurred during the period of time beginning on the date of execution of this Agreement and continuing through October 1, 2003.

                  (d) Ultrastrip agrees that it will provide technical and logistics assistance, support, and service throughout the term of this Agreement. If, as a result of Improvements in the Ultrastrip Paint Removal Equipment and/or the Ultrastrip Paint Removal System, consumables and/or spare parts are no longer available for a particular component, item of equipment, or subsystem, Ultrastrip agrees, at Metro's cost and expense, to redesign and modify the Prototype System so that Ultrastrip will be able to continue to provide technical and logistics assistance, support, and service with currently available consumables and spare parts.

         8.       Marketing and Sale of the Ultrastrip Paint Removal System:

                  (a) Ultrastrip grants to Metro the non-exclusive right, without payment to Ultrastrip of any further development fee, licensing fee, royalty or other compensation, to market the Ultrastrip Paint Removal System in connection with the marketing of the Metro Ship Coating System. Ultrastrip agrees to provide such assistance and support in connection with Metro's marketing effort as Metro may reasonably request.

                  (b) Ultrastrip further grants to Metro the right to include in its marketing and promotional materials references to the Ultrastrip Paint Removal System as developed in connection with the development of the Metro Ship Coating System.

                  (c) Notwithstanding the provisions of Paragraph 8(a) and 8(b) above, Ultrastrip shall have the right to approve the descriptions of the Ultrastrip Paint Removal System and any other of its products described by Metro in Metro's marketing brochures, advertising, sales presentations, and other materials prepared by or for Metro.

                  (d) For each Metro customer who desires to purchase the Ultrastrip Paint Removal System, Ultrastrip agrees to sell the Ultrastrip Paint Removal System, together with a license and the right to use the system, to each such Metro customer in accordance with normal business practices (including that such customer shall meet Ultrastrip's standard credit check

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                           criteria). Ultrastrip shall incorporate such
                           reasonable changes or modifications to the Ultrastrip Paint Removal System as are necessary to customize the system for use by such Metro customer. The purchase price for any Ultrastrip Paint Removal System purchased by a Metro customer shall not be greater than the lowest purchase price for comparable Ultrastrip Paint Removal Equipment that Ultrastrip has sold to any of its other customers during six (6) month period preceding the date of such sale, adjusted to include charges for any additional equipment, training, modifications, and other parts or services specially requested by such Metro customer. The purchase price for the Ultrastrip Paint Removal System shall include the price of the system, the additional cost of any customized features or modifications requested by the Metro customer, the delivery of the system to the Metro customer, and the provision of training and technical assistance, support, and service to the Metro customer.

                  (e) In consideration of the favorable pricing to be provided by Ultrastrip as set forth in Paragraph 8(d) above, Metro agrees that if a Metro customer purchases the Ultrastrip Paint Removal System as part of the Metro Ship Coating System, Metro will not mark up the cost of the Ultrastrip Paint Removal System in its price quotation to its customer for the Metro Paint Removal System.

                  (f) For each Metro customer who desires to purchase the Ultrastrip Paint Removal System without the Metro Ship Coating System, Ultrastrip may impose its standard sales terms and conditions in connection with such purchase; provided, however, that Ultrastrip agrees to sell the Ultrastrip Paint Removal System at a price not lower than the price of the Ultrastrip Paint Removal System set forth in Paragraph 8(d) above.

         9.       Confidentiality:

                  (a) Ultrastrip will keep confidential all Metro Proprietary Information throughout the term of the Agreement and thereafter.

                  (b) Ultrastrip will not disclose any Metro Proprietary Information to any person, without the prior written consent of Metro, except as follows: (i) Ultrastrip may disclose Metro Proprietary Information in judicial or administrative proceedings to the extent that Ultrastrip is legally compelled to disclose such information, provided that Ultrastrip shall have given Metro prior written notice of such required disclosure of and shall have afforded Metro the opportunity to obtain an appropriate protective order

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                           or other assurance satisfactory to Metro of
                           confidential information] treatment for the information required to be disclosed; (ii) Ultrastrip may make such disclosure of Metro Proprietary Information to which Metro has given its prior written consent, and (iii) Ultrastrip may make disclosure of Metro Proprietary Information to Ultrastrip's employees, directors, officers, representatives and advisors who need to know such information as an incident to performing hereunder, in each case provided that such person or entity to whom the information is disclosed agrees in writing and in a form approved and enforceable by Metro to keep such information confidential, and provided that Ultrastrip shall be responsible to Metro for any breach of the confidentiality provisions of this Agreement by any such persons or entities to whom it has disclosed Metro Proprietary Information..

                  (c) Metro will keep confidential all Ultrastrip Proprietary Information throughout the term of the Agreement and thereafter.

                  (d) Metro will not disclose any Ultrastrip Proprietary Information to any person without the prior written consent of Ultrastrip except as follows: (i) Metro may disclose Ultrastrip Proprietary Information in judicial or administrative proceedings to the extent that Metro is legally compelled to disclose such information, provided that Metro shall have given Ultrastrip prior written notice of such required disclosure of and shall have afforded Ultrastrip the opportunity to obtain an appropriate protective order or other assurance satisfactory to Ultrastrip of confidential information] treatment for the information required to be disclosed; (ii) Metro may make such disclosure of Ultrastrip Proprietary Information to which Ultrastrip has given its prior written consent, and (iii) Metro may make disclosure of Ultrastrip Proprietary Information to Metro's employees, directors, officers, representatives and advisors who need to know such information as an incident to performing hereunder, in each case provided that such person or entity to whom the information is disclosed agrees in writing and in a form approved and enforceable by Ultrastrip to keep such information confidential, and provided that Metro shall be responsible to Ultrastrip for any breach of the confidentiality provisions of this Agreement by any such persons or entities to whom it has disclosed Ultrastrip Proprietary Information.

                  (e) Metro and Ultrastrip shall each have the right to mark or require to be marked such party's Proprietary Information "confidential", and the other party shall be obligated to maintain and preserve the confidentiality of any such Proprietary Information so marked in accordance with the provisions of this Agreement.

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                  (f)      The confidentiality obligations of each of Ultrastrip
                           and Metro will extend to the shareholders, members, directors, officers, employees, agents, and contractors of each party, and all such persons must agree to keep confidential all such Proprietary Information.

         10.      Ownership of Intellectual Property:

                  (a) Metro acknowledges and agrees that, as between Ultrastrip and Metro, Ultrastrip owns (including the rights to license, patent, sell, and use) the Ultrastrip Paint Removal Equipment, the Ultrastrip Paint Removal System, and all Proprietary Information relating thereto, and possesses the right to license and use the Ultrastrip Paint Removal Equipment and the Ultrastrip Paint Removal System. Metro further acknowledges and agrees that any Improvements of the Ultrastrip Paint Removal Equipment or the Ultrastrip Paint Removal System that may arise during or in connection with the development of the Prototype System for use with the Metro Ship Coating System are, and shall remain, the product and property of Ultrastrip.

                  (b) Ultrastrip acknowledges and agrees that, as between Metro and Ultrastrip, Metro owns (including the rights to license, patent, sell, and use) the Metro Ship Coating System and all Proprietary Information relating thereto (including, without limitation, the CAPE System and the SPEEDE Drydock, but otherwise excluding the Ultrastrip Paint Removal Equipment and the Ultrastrip Paint Removal System and the Ultrastrip Proprietary Information relating thereto which remain the property of Ultrastrip), and possesses the right to license and use the Metro Ship Coating System. Ultrastrip further acknowledges and agrees that any Improvements of the Metro Ship Coating System (including, without limitation, the CAPE System, the SPEEDE Drydock, and the Prototype System, but otherwise excluding any Improvements in the Ultrastrip Paint Removal Equipment and the Ultrastrip Paint Removal System and the Ultrastrip Proprietary Information relating thereto which remain the property of Ultrastrip) that may arise during or in connection with the further development of the Metro Ship Coating System are and shall remain the product and property of Metro.

                  (c) (c) At no time during or after the term of this Agreement shall Metro reverse engineer, manufacture, or have manufactured for itself or any of its customers, except by Ultrastrip under the terms of this Agreement, the Ultrastrip Paint Removal Equipment or the Ultrastrip Paint Removal System (or any part thereof that includes Proprietary Information or technology owned by Ultrastrip).

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                           Notwithstanding the foregoing limitation, Ultrastrip
                           acknowledges and agrees that if Ultrastrip does not provide technical and logistics assistance, support and service as required under Paragraph 7 above, Metro shall have the right to procure technical and logistics assistance, support, and service from another source, and shall have the right, to the extent necessary to provide for the continuing maintenance, operation, and repair of the Prototype System, to fabricate and manufacture, or to have fabricated and manufactured, components, equipment, or subsystems necessary for such maintenance, operation, and repair.

         11.      Patents:

                  (a) Ultrastrip represents and warrants to Metro that Ultrastrip owns or has the unconditional and unrestricted legal right to use the Ultrastrip Paint Removal Equipment and the Ultrastrip Paint Removal System and that, with respect to such equipment and system, the performance by Ultrastrip of its obligations under this Agreement does not and will not infringe upon any intellectual property owned, used or held by a third party in any way relating to such equipment and system. Ultrastrip shall use commercially reasonable efforts at all times to prosecute and maintain all Ultrastrip intellectual property and to pay all application, renewal, and registration costs relating thereto.

                  (b) Ultrastrip shall defend, at its cost and expense, any suit brought against Metro or a Metro customer, claiming that the use and incorporation of the Ultrastrip intellectual property and/or the Ultrastrip Paint Removal Equipment or the Ultrastrip Paint Removal System infringes upon any intellectual property held by a third party. Ultrastrip shall pay all damages and costs, finally awarded against Metro in any such suit, and in the event that the use and incorporation of the Ultrastrip intellectual property and/or the Ultrastrip Paint Removal Equipment or the Ultrastrip Paint Removal System or any portion thereof is held to infringe or abridge any intellectual property and the use of the Ultrastrip Paint Removal Equipment or the Ultrastrip Paint Removal System is enjoined, Ultrastrip shall have the option of procuring for Metro or Metro's customer the right to continue using the Ultrastrip Paint Removal Equipment and the Ultrastrip Paint Removal System, replacing the same with a non-infringing product of equal quality and capability, or modifying the Ultrastrip Paint Removal Equipment and/or the Ultrastrip Paint Removal System so as to avoid infringement. Notwithstanding the foregoing, the obligations of Ultrastrip under this paragraph shall not extend to any claim or suit that arises solely from any modification of the Prototype System that has not been made in accordance with the provisions of this Agreement.

                  (c) Metro represents and warrants to Ultrastrip that Metro owns or has the unconditional and unrestricted legal right to use the CAPE System and the SPEEDE Drydock and that, with respect to such system and drydock, the performance by Ultrastrip of its obligations under this Agreement does not and will not infringe upon any intellectual property owned, used or held by a third party in any way relating to such system and drydock. Metro shall use commercially reasonable efforts at all times to prosecute and maintain all Metro intellectual property and to pay all application, renewal, and registration costs relating thereto.

                  (d) Metro shall defend, at its cost and expense, any suit brought against Ultrastrip of an Ultrastrip customer, claiming that the use and incorporation of the Metro intellectual property and/or the CAPE System or the SPEEDE Drydock infringes upon any intellectual property held by a third party. Metro shall pay all damages and costs, finally awarded against Ultrastrip in any such suit, and in the event that the use and incorporation of the Metro intellectual property and/or the CAPE System or the SPEEDE Drydock or any portion thereof is held to infringe or abridge any intellectual property and the use of the CAPE System or the SPEEDE Drydock is enjoined, Metro shall have the option of procuring the right to continue using the CAPE System or the SPEEDE Drydock, replacing the same with a non-infringing product of equal quality and capability, or modifying the CAPE System or the SPEEDE Drydock so as to avoid infringement.

         12.      Indemnification:

                  (a) Ultrastrip agrees to indemnify, defend, and hold harmless Metro for loss or liability arising from the negligent acts or omissions of Ultrastrip or its employees, agents or contractors unless such loss or liability is caused by the negligence of Metro or its employees, agents or contractors. Ultrastrip further agrees to indemnify, defend, and hold harmless Metro from damage to property and/or injury to persons including death caused by a defect in the design or manufacture of the Ultrastrip Paint Removal Equipment, the Ultrastrip Paint Removal System, and/or the Prototype System; provided, however, that Ultrastrip shall not have any obligation to indemnify Metro for damage to property and/or injury to persons including death caused by any modification of the Prototype System that has not been made in accordance with the provisions of this Agreement.

                  (b) Metro agrees to indemnify, defend, and hold harmless Ultrastrip for loss or liability arising from the negligent acts or omissions of Metro or its employees, agents or contractors unless such loss or liability is caused by the negligence of Ultrastrip or its employees, agents or contractors. Metro further agrees to indemnify, defend, and hold harmless Ultrastrip from damage to property and/or injury to persons including death caused by a defect in the design or manufacture of the Metro Ship Coating System.

         13.      Limitation of Liability:

                  (a) Except as set forth above in Paragraph 12, neither Ultrastrip nor Metro will be liable to the other party for indirect, special, incidental or consequential damages.

         14.      Termination For Cause:

                  (a) Metro shall have the right to terminate the Agreement if Ultrastrip does not proceed, at all times, diligently with the performance of its obligations under this.

                  (b) Ultrastrip shall have the right to terminate the Agreement if Metro does not proceed, at all times, diligently with the performance of its obligations under this Agreement.

                  (c) Each party will have the right to terminate the Agreement if either party breaches its agreements concerning the obligation to keep confidential Proprietary Information.

         15.      Relationship of the Parties:

                  (a) Each party to this Agreement is an independent contractor under this Agreement, and nothing in this Agreement is intended to constitute either party an agent, representative, joint venturer, partner, employee or affiliate of the other for any purpose whatsoever. Each party shall hold itself out to third parties only as an independent contractor of the other.

                  (b) (b) Notwithstanding anything in this Agreement that implies the contrary, the rights granted each of the parties under this Agreement are non-exclusive rights, and provided that each party shall comply with the confidentiality and ownership rights of the other party as provided herein, such party may enter into contracts, agreements and arrangements with third parties, whether or not in competition with the other party to this Agreement, and without any obligation to present to any party to this Agreement the opportunity to participate in a transaction contemplated with any third party.

         16. Specific Performance: Each party to this Agreement acknowledges and agrees that any breach or threatened breach of any of the provisions of Paragraph 9 "Confidentiality" or Paragraph 10 "Ownership of Intellectual Property" could not be adequately remedied by monetary damages, and therefore that such provisions shall be enforceable by temporary and permanent injunction, in addition to all other remedies that may be available under this Agreement, by law and in equity.

         17. Costs: Each party shall bear its own costs in connection with the negotiation of and entry into this Agreement and the performance of its obligations under this Agreement.

         18. Publicity: Except as otherwise required by applicable law or regulations (including, without limitation, the regulations of the Securities and Exchange Commission), no information concerning this Agreement or the development of the Prototype System shall be released by either party for publication, advertising or for any other purpose without the prior written approval of the other party.

         19. Notices: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if hand-delivered or sent by certified or registered mail, return receipt requested, or nationally recognized overnight courier service to the following addresses:

                  If to Metro:

                  Metro Machine Corp.

                  200 Ligon Street

                  Norfolk, Virginia  23523

                  Attention:  President



                  If to Ultrastrip:

                  Ultrastrip Systems, Inc.

                  3515 SE Lionel Terrace

                  Stuart, Florida  34997

                  Attention:  President

                  All notices including a notice of change of address will be deemed effective upon receipt by the party being notified.

         20. Headings: The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

         21. Attorney's Fees: If any party is required to enforce this Agreement, whether or not through litigation, the prevailing party shall be entitled to receive reasonable attorneys' fees and all costs incurred in connection with such enforcement, including fees and costs of appeal. A party shall not be deemed to have prevailed if the party takes a nonsuit in any litigation filed by such party or such litigation or dispute is otherwise resolved adversely to such party.

         22. Disputes: Either party may give the other party written notice of any dispute not resolved in the normal course of business. The party shall attempt in good faith to resolve any disputes arising out of or relating to this Agreement promptly by negotiation between executives of each party who have the authority to settle and resolve the controversy. If the dispute has not been resolved within sixty (60) days of written notice, then either party may initiate non-binding mediation of the dispute.

         23. Force Majeure: If Ultrastrip suffers delay in performance due to any cause beyond its reasonable control, including, but not limited to, acts of God, act or failure to act of any government, act or omission by Metro, or fire, flood, or sabotage, the time of performance shall be extended for a period of time equal to the period of delay experienced by Ultrastrip. Ultrastrip shall give Metro notice in writing within a reasonable time after Ultrastrip becomes aware of any such delay and a written estimate of the period of time the delay is reasonably expected to continue.

         24. Binding Effect; Assignment: The terms of this Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the respective successors and permitted assigns of each of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other party hereto, or except in a transaction in which the assignee has acquired by merger, consolidation, stock purchase, asset purchase or otherwise, substantially all of the assets and business of the assigning party.

         25. Severability: The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         26. Waiver: The waiver or inaction by a party of a breach of any condition or covenant of this Agreement by the other party shall not be construed as a waiver of any subsequent breach nor shall it constitute a waiver of the non-breaching party's rights hereunder.

         27. Counterparts and Facsimile Signatures: This Agreement may be executed in counterparts, and each counterpart shall constitute an original of this Agreement and no party shall be required to account for more than one copy of this Agreement. This Agreement may be executed by facsimile signatures of each party sent by facsimile transmission to the other party.

         28. Exhibits and Schedules: The exhibits and schedules to this Agreement form an integral part of, and are incorporated into, this Agreement.

         29. Entire Agreement: This Agreement contains the entire agreement of the parties and may be changed only by an agreement in writing signed by all parties hereto.

         30. Governing Law: This Agreement and any amendments hereto shall be construed in accordance with the laws of the State of New York.



            [signatures of the parties appear on the following pages]

         IN WITNESS WHEREOF, Metro and Ultrastrip have hereunto set their hands and seals as of the day and year first written above.


                                        METRO MACHINE CORP.



                                        By: /s/ Richard Goldbach
                                            --------------------------------
                                                 Title: Chairman-CEO

                                        [SEAL]

         IN WITNESS WHEREOF, Metro and Ultrastrip have hereunto set their hands and seals as of the day and year first written above.


                                        ULTRASTRIP SYSTEMS, INC.



                                        By:/s/ Robert O. Baratta
                                            --------------------------------
                                                 Title: President

                                        [SEAL]

                                    EXHIBIT A


      List of Components, Equipment and Subsystems of the Prototype System
      --------------------------------------------------------------------


         The Prototype System includes:

         Four (4) ISO-Containers, Lloyd's registered CSC 20' x 8' x 8'6", sound proofed, housing control panel, 55,000 psi, 4 gpm UHP, 75HP vacuum, enviro-filtration unit capable of 10 gpm filtration, with flocculent tank and cyclone tank

         Two (2) Paint particle dewatering box

         Two (2) M-2000 robotic vehicles with operator remote control unit, and 250' tether, which includes electrical, UHP and vacuum hoses.


         Each UltraStrip Paint Removal System includes the following equipment:

         01- M2000 control panel - robot control system, includes the operator's remote control unit

         02- 20ft x 8ft x 8ft 6in high: CSC rated shipping container

         03- 75HP vacuum: vacuum is tuned for the M2000 operation

         04- Cyclone tank: High efficiency holding tank and paint separation unit

         05- Transfer pump: Air powered sludge transfer

         06- Envirofiltration unit: 10 gpm high efficiency filtration system, total effluent filter

         07- Flocculent tank: 2 stage flocculent dousing

         08- Paint particle dewatering box

         09- M2000 robot: complete unit

         10- Umbilical: 250ft power and control tether

         11- Vacuum and UHP Hose: 250ft.

         12- UltraStrip UHP Pump 55K psi @ 4 gpm twin intensifier

         M2000 Technical and Performance Features
         Magnetic Air Gap -- Magnetic adhesion of the vehicle incorporates patented, permanent magnet, air gap technology. Under normal operation, the magnetic assembly does not come in contact with the working surface.
         Vehicle Brakes - All vehicle motors have internal, fail-safe brakes. Brakes are instantly activated upon a power loss or operator-initiated Emergency Stop.
         Vehicle Speed -- Vehicle is capable of achieving a linear speed of zero to twenty inches per second on any surface orientation.
         Vehicle Wheels- Wheels used on the vehicle are high traction and non-marring.

         Vehicle Drive --The vehicle incorporates a four-wheel drive and four-wheel steering assembly. Each wheel has independent traction control. (The vehicle does not use skid steer.)
         Vehicle Operating Radius- The vehicle is capable of navigating on convex and concave surfaces of 1.8m (72 inches) in radius.
         Vehicle Speed Control -The vehicle is capable of precise speed control on all surface orientations (vertical, flat, inverted, curved) without the use of lifting cables. (The vehicle will not jog or skid).
         Vacuum -The extraction vacuum is capable of continuous operation. Minimum vacuum requirements are 15"hg. and 1800 CFM at a 200' distance.
         Emergency Stop Safety - The vehicle utilizes Emergency-stop circuitry so that the operator can instantly halt vehicle motion and high-pressure water flow at any time. In addition, the vehicle will automatically halt if unsafe magnetic adhesion conditions are sensed. The vehicle operator can override the E-stop for short periods in low adhesion conditions.
         Weight Lifting Capacity - - the vehicle alone (without vacuum and water hoses) is capable of a 500 lb. accessory dead lift on a vertical surface.

         Cut Path - -The vehicle's cutting, cleaning path is 15".
         Adjustable Cutting Head Height - - Cutting head height is remotely operated and is adjustable to allow for full coating removal, sweeping, sweeping and spotting operations.
         Cutting Head Maintenance: The vehicle's cutting head raises and locks in place for easy and safe access without detaching or removing the vehicle from the vessel's hull.
         Sealing - A flexible, compliant seal captures effluent on all surfaces. Dimensions and Weight- Vehicle dimensions are 1.71m long x 0.69m wide
(at shroud) x 0.56m high; 67" long x 27" wide (at shroud) x 22" high
         Weight: 222kg / 490lb (not including hoses and tether).